UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York		14221
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of National Fuel Gas Company was held on March 9, 2017. At that meeting, the stockholders elected Rebecca Ranich, Jeffrey W. Shaw, Thomas E. Skains and Ronald J. Tanski as directors for three-year terms. The stockholders also approved executive compensation in a non-binding advisory vote, reapproved the 2012 Annual At Risk Compensation Incentive Plan, and ratified the appointment of an independent registered public accounting firm. The voting results also indicated that, in the non-binding advisory vote on the frequency of future “say on pay” votes, the one-year option received a majority of the votes cast.

The vote with respect to Ms. Ranich was as follows: For, 62,474,081 (98.8% of the votes cast); Withheld, 761,413; Broker Non-Votes, 10,342,310. The vote with respect to Mr. Shaw was as follows: For, 62,349,547 (98.6% of the votes cast); Withheld, 885,947; Broker Non-Votes, 10,342,310. The vote with respect to Mr. Skains was as follows: For, 62,464,568 (98.8% of the votes cast); Withheld, 770,926; Broker Non-Votes, 10,342,310. The vote with respect to Mr. Tanski was as follows: For, 62,389,525 (98.7% of the votes cast); Withheld, 845,969; Broker Non-Votes, 10,342,310.

The advisory vote with respect to approval of executive compensation was as follows: For, 66,291,514 (96.8% of the votes cast); Against, 2,191,201; Abstain, 815,907; Broker Non-Votes, 10,342,310.

The advisory vote with respect to the frequency of future “say on pay” votes was as follows: 3-Years, 31,629,649; 2-Years, 807,414; 1-Year, 36,107,636 (52.7% of the votes cast); Abstain, 753,923; Broker Non-Votes, 10,342,310.

In light of this advisory vote, the Company’s Board of Directors has determined that the Company will conduct an advisory vote with respect to approval of executive compensation on an annual basis.

The vote with respect to the reapproval of the 2012 Annual At Risk Compensation Incentive Plan was as follows: For, 66,843,013 (97.4% of the votes cast); Against, 1,752,258; Abstain, 703,351; Broker Non-Votes, 10,342,310.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was as follows: For, 78,678,113 (99.2% of the votes cast); Against, 636,494; Abstain, 326,325; Broker Non-Votes, 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

March 15, 2017	By:	/s/ Sarah J. Mugel
Sarah J. Mugel
Assistant Secretary